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                                                                      EXHIBIT 11

                           DELL COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                        ----------------------------      ----------------------------
                                                        OCTOBER 29,      OCTOBER 30,      OCTOBER 29,      OCTOBER 30,
                                                           1995             1994             1995             1994
                                                        -----------      -----------      -----------      -----------
Primary earnings per common share:

Calculation of weighted average shares:
 Weighted average shares of common stock
  outstanding                                                92,081           77,475           88,909           76,758
 Weighted average shares of common stock
  equivalents, utilizing the treasury stock method            7,979            6,707            7,429            5,260
                                                        -----------      -----------      -----------      -----------
 Weighted average shares outstanding                        100,060           84,182           96,338           82,018
                                                        ===========      ===========      ===========      ===========
Earnings:
 Net income available to common stockholders            $    75,311      $    39,167      $   190,341      $    82,324
                                                        ===========      ===========      ===========      ===========

Earnings per common share                               $      0.75      $      0.47      $      1.98      $      1.00
                                                        ===========      ===========      ===========      ===========

Fully diluted earnings per common share:

Calculation of weighted average shares:
 Weighted average shares of common stock
  outstanding                                                92,081           77,475           88,909           76,758
 Weighted average shares of common stock
  equivalents, utilizing the treasury stock method            8,390            7,679            8,481            6,604
 Assumed conversion of Convertible Preferred Stock              505(a)        10,526            2,414(a)        10,526
                                                        -----------      -----------      -----------      -----------
 Weighted average shares outstanding                        100,976           95,680           99,804           93,888
                                                        ===========      ===========      ===========      ===========
Earnings:
 Net income available to common stockholders            $    75,311      $    39,167      $   190,341      $    82,324
 Add:  preferred dividends                                      105            2,187            1,502(b)         6,562
                                                        -----------      -----------      -----------      -----------
 Adjusted net income available to common
   stockholders                                         $    75,416      $    41,354      $   191,843      $    88,886
                                                        ===========      ===========      ===========      ===========

Earnings per common share                               $      0.75      $      0.43      $      1.92      $      0.95
                                                        ===========      ===========      ===========      ===========

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(a)      Assumes conversion of the 60,000 shares of outstanding Convertible
         Preferred Stock at the beginning of the third quarter and the nine-month period and assumes conversion of the remaining Convertible Preferred Stock (those shares which were converted in March 1995) from the beginning of the nine-month period to the actual conversion date.

(b) Preferred dividends are exclusive of the conversion premium and expenses of the conversion offer.